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                                                                  EXHIBIT 10.90
                                                                  EXECUTION COPY


                              AMENDED AND RESTATED
                         JUNIOR SUBORDINATION AGREEMENT

                  AMENDED AND RESTATED JUNIOR SUBORDINATION AGREEMENT (this "Agreement"), dated as of April 7, 1999, among (a) The 1818 Mezzanine Fund, L.P., a Delaware limited partnership, PC Investment Company, a Delaware corporation, Manufacturers Life Insurance Company (U.S.A.), a Michigan corporation (collectively, the "Senior Subordinated Creditors"), The Structured Finance High Yield Fund, LLC, a Delaware limited liability company ("SFHY," and together with the Senior Subordinated Creditors, the "Senior Creditors"), (b) each of the Persons listed on Schedule 1 hereto and having an address set forth opposite such Person's name on Schedule 1 (each such Person, a "Subordinating Creditor" and together the "Subordinating Creditors") and (c) NATIONAL AUTO FINANCE COMPANY, INC., a Delaware corporation, having its principal office at 10302 Deerwood Park Boulevard, Suite 100, Jacksonville, FL 32256 (the "Borrower").

                  WHEREAS, BankBoston, N.A. (the "Agent"), the Borrower, the Senior Creditors and the Subordinating Creditors have previously entered into that certain Junior Subordination Agreement, dated as of March 27, 1998 (the "Prior Subordination Agreement"), and such parties (other than the agent) desire to amend, restate and supersede in their entirety the terms and provisions of the Prior Subordination Agreement as set forth herein; and

                  WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of December 22, 1997 (as amended and in effect from time to time, including any replacement agreement therefor, the "Securities Purchase Agreement"), between the Borrower, Progressive Investment Company, Inc. and the Senior Subordinated Creditors, the Senior Subordinated Creditors have extended credit to the Borrower; and

                  WHEREAS, pursuant to a Note Purchase Agreement, dated as of March 27, 1998 (as amended and in effect from time to time, including any replacement agreement therefor, the "Note Purchase Agreement"), between the Borrower and SFHY, SFHY has extended credit to the Borrower; and

                  WHEREAS, each Subordinating Creditor has previously extended credit to the Borrower evidenced by certain promissory notes (the "Old Junior Subordinated Notes") described on Exhibit A to the Prior Subordination Agreement; and

                  WHEREAS, the commitment of the Banks (as defined in the Prior Subordination Agreement) has been terminated and all amounts payable by the Borrower to the Agent and the Banks have been indefeasibly paid in full; and

                  WHEREAS, the Borrower, National Auto Finance Company, L.P., the Senior Creditors, the Subordinating Creditors and certain other parties have entered into that certain Restructuring Agreement, dated as of April 7, 1999 (the "Restructuring Agreement"), pursuant to which the parties thereto have agreed, among other things, to waive and amend certain provisions of the Note Purchase Agreement and the Securities Purchase Agreement; and




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                  WHEREAS, it is a condition precedent to the Restructuring
Agreement that the Subordinating Creditors agree to certain amendments to the terms and provisions of the Old Junior Subordinated Notes; and

                  WHEREAS, the Borrower and the Subordinating Creditors have entered into that certain Note Exchange Agreement, dated as of April 7, 1999 (the "Exchange Agreement") in order to effect the changes in the Old Junior Subordinated Notes as contemplated and required by the Restructuring Agreement; and

                  WHEREAS, the Exchange Agreement calls for the issuance and delivery of new promissory notes (as amended with the consent of the Senior Creditors as provided herein and in effect from time to time, the "Junior Subordinated Notes") by the Borrower to each Subordinating Creditor in exchange for the Old Junior Subordinated Notes; and

                  WHEREAS, Section 10 of the Prior Subordination Agreement requires that a majority of the Senior Creditors consent to the transactions contemplated by the Exchange Agreement, including (without limitation) the exchange of the Junior Subordinated Notes for the Old Junior Subordinated Notes; and

                  WHEREAS, it is a condition precedent to the Senior Creditors' willingness to continue their credit relationships with the Borrower pursuant to the Note Purchase Agreement and the Securities Purchase Agreement, respectively (each as amended by the Restructuring Agreement) that the Borrower and the Subordinating Creditor enter into this Agreement with the Senior Creditors; and

                   WHEREAS, in order to induce the Senior Creditors to continue their credit relationships with the Borrower pursuant to the Note Purchase Agreement and the Securities Purchase Agreement, respectively, the Borrower and the Subordinating Creditors have agreed to enter into this Agreement with the Senior Creditors;

                   NOW, THEREFORE, in consideration of the foregoing, the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                   1. Definitions. Terms not otherwise defined herein have the same respective meanings given to them in the Restructuring Agreement. In addition, the following terms shall have the following meanings:

                  "Indebtedness" shall mean as to any Person, (a) all obligations of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all obligations to pay the deferred purchase price of property or services, except trade accounts payable and accrued liabilities arising in the ordinary course of business, (d) all interest rate and currency swaps and similar agreements under which payments are obliged to be made, whether periodically or upon the happening of a contingency, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such








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Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all obligations under capital lease obligations, (g) all indebtedness secured by any lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (h) any contingent obligation.

                   "Person" shall mean any individual, firm, corporation, division, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

                    "Senior Debt". All principal, interest, fees, costs, enforcement expenses (including legal fees and disbursements), collateral protection expenses and other reimbursement or indemnity obligations on any Indebtedness of the Borrower whether outstanding as of the date hereof or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Subordinated Debt. Senior Debt shall also include any monetary obligation of the Borrower created or evidenced by the Note Purchase Agreement, the Securities Purchase Agreement, the Restructuring Agreement or any of the Amended Notes or Convertible Notes (each as defined in the Restructuring Agreement) or any prior, concurrent, or subsequent notes, instruments or agreements of indebtedness, liabilities or obligations of any type or form whatsoever relating thereto in favor of any Senior Creditor. Senior Debt shall expressly include any and all interest accruing or out of pocket costs or expenses incurred after the date of any filing by or against the Borrower of any petition under the federal Bankruptcy Code or any other bankruptcy, insolvency or reorganization act regardless of whether any Senior Creditor's claim therefor is allowed or allowable in the case or proceeding relating thereto.

                   "Subordinated Debt". All principal, interest, fees, costs, enforcement expenses (including legal fees and disbursements), collateral protection expenses and other reimbursement and indemnity obligations created or evidenced by the Junior Subordinated Notes, any Junior Convertible Interest Notes (as defined in the Junior Subordinated Note) or any prior, concurrent or subsequent notes, instruments or agreements of indebtedness, liabilities or obligations of any type or form whatsoever relating thereto in favor of any Subordinating Creditor.

                   "Subordinated Documents". Collectively, the Exchange Agreement, the Junior Subordinated Notes, any Junior Convertible Interest Note, and any and all guaranties and security interests, mortgages and other liens directly or indirectly guarantying or securing any of the Subordinated Debt, and any and all other documents or instruments evidencing or further guarantying or securing directly or indirectly any of the Subordinated Debt, whether now existing or hereafter created.

                   2. General. Notwithstanding anything to the contrary in the Note Purchase Agreement, the Securities Purchase Agreement or the Restructuring Agreement, the Subordinated Debt and any and all Subordinated Documents shall be and hereby are subordinated and the payment thereof is deferred until the full and final payment in cash or cash




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equivalents of the Senior Debt, whether now or hereafter incurred or owed by the
Borrower. Notwithstanding the immediately preceding sentence, the Borrower shall be permitted to pay, in cash or by delivery of Junior Convertible Interest
Notes, and the Subordinating Creditors shall be permitted to receive, any regularly scheduled payment of interest on the Subordinated Debt so long as at the time of such payment, or after giving effect thereto, no Default or Event of Default has occurred and is continuing under the Note Purchase Agreement, the Securities Purchase Agreement or the Restructuring Agreement or would occur after giving effect thereto; and provided, further, that the Borrower shall be permitted to pay, and the Subordinating Creditors shall be permitted to receive, payment of the principal amount on the Subordinated Debt upon the scheduled maturity thereof on January 31, 2002 so long as at the time of such payment, or after giving effect thereto, no Default or Event of Default has occurred and is continuing under the Note Purchase Agreement, the Securities Purchase Agreement or the Restructuring Agreement or would occur after giving effect thereto. Notwithstanding any provision contained herein to the contrary, so long as no Default or Event of Default has occurred and is continuing under the Note Purchase Agreement, the Securities Purchase Agreement or the Restructuring Agreement or would occur after giving effect thereto, the Subordinating
Creditors shall be permitted (subject to the Note Purchase Agreement, the Securities Purchase Agreement and the Restructuring Agreement) to convert the Subordinated Debt to equity interests in the Borrower.

                   3. Consent to Exchange Agreement and Related Matters. Notwithstanding any provision of the Prior Subordination Agreement or of this Agreement to the contrary, each Senior Creditor signatory hereto hereby consents to the Subordinating Creditors' entering into the Exchange Agreement and to the consummation of the transactions contemplated by the Exchange Agreement, including (without limitation), the exchange of the Junior Subordinated Notes for the Old Junior Subordinated Notes.

                   4. Enforcement. The Subordinating Creditors will not take or omit to take any action or assert any claim with respect to the Subordinated Debt or otherwise which is inconsistent with the provisions of this Agreement. Without limiting the foregoing, none of the Subordinating Creditors will assert, collect or enforce the Subordinated Debt or any part thereof or take any action to foreclose or realize upon the Subordinated Debt or any part thereof or enforce any of the Subordinated Documents except to the extent (but only to such extent) that the commencement of a legal action may be required to toll the running of any applicable statute of limitations. Until the Senior Debt has been finally paid in full in cash, the Subordinating Creditors shall not have any right of subrogation, reimbursement, restitution, contribution or indemnity whatsoever from any assets of the Borrower or any guarantor of or provider of collateral security for the Senior Debt. Each Subordinating Creditor further waives any and all rights with respect to marshalling.

                   5. Payments Held in Trust. Each Subordinating Creditor will hold in trust and immediately pay over to the Senior Creditors, and/or any other holders of Senior Debt, in the same form of payment received, with appropriate endorsements, for application to the Senior Debt, any cash amount that the Borrower pays to such Subordinating Creditor with respect to the Subordinated Debt, or as collateral for the Senior Debt any other assets of the Borrower that such Subordinating Creditor may receive with respect to the Subordinated Debt, in each case except with respect to payments expressly permitted pursuant to
Section 2.





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                   6. Defense to Enforcement. If any Subordinating Creditor, in
contravention of the terms of this Agreement, shall commence, prosecute or participate in any suit, action or proceeding against the Borrower, then the Borrower may interpose as a defense or plea the making of this Agreement, and any Senior Creditor and/or any other holder of Senior Debt, may intervene and interpose such defense or plea in its name or in the name of the Borrower. If any Subordinating Creditor, in contravention of the terms of this Agreement, shall attempt to collect any of the Subordinated Debt or enforce any of the Subordinated Documents, then any Senior Creditor, other holder of Senior Debt or the Borrower may, by virtue of this Agreement, restrain the enforcement thereof in the name of such Senior Creditor and/or other holder of Senior Debt or in the name of the Borrower. If any Subordinating Creditor, in contravention of the terms of this Agreement, obtains any cash or other assets of the Borrower as a result of any administrative, legal or equitable actions, or otherwise, such Subordinating Creditor agrees forthwith to pay, deliver and assign to the Senior Creditors and/or any other holders of Senior Debt in each case with appropriate endorsements, any such cash for application to the Senior Debt and any such other assets as collateral for the Senior Debt.

                   7. Bankruptcy, etc.

                      7.1 Payments relating to Subordinated Debt. At any meeting of creditors of the Borrower or in the event of any case or proceeding, voluntary or involuntary, for the distribution, division or application of all or part of the assets of the Borrower or the proceeds thereof, whether such case or proceeding be for the liquidation, dissolution or winding up of the Borrower or its business, a receivership, insolvency or bankruptcy case or proceeding, an assignment for the benefit of creditors or a proceeding by or against the Borrower for relief under the federal Bankruptcy Code or any other bankruptcy, reorganization or insolvency law or any other law relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangement, composition or extension or marshalling of assets or otherwise, the Senior Creditors and/or any other holder of Senior Debt are hereby irrevocably authorized at any such meeting or in any such proceeding to receive or collect for the benefit of the Senior Creditors and/or any other holder of Senior Debt, as the case may be, any cash or other assets of the Borrower distributed, divided or applied by way of dividend or payment, or any securities issued on account of any Subordinated Debt, and apply such cash to or to hold such other assets or securities as collateral for the Senior Debt, and to apply to the Senior Debt any cash proceeds of any realization upon such other assets or securities that the Senior Creditors and/or any other holders of Senior Debt in their discretion elect to effect, until all of the Senior Debt shall have been paid in full in cash, rendering to the Subordinating Creditor any surplus to which the Subordinating Creditors are then entitled.

                      7.2 Securities by Plan of Reorganization or Readjustment. Notwithstanding the foregoing provisions of Section 7.1, the Subordinating Creditors shall be entitled to receive and retain any securities of the Borrower or any other corporation or other entity provided for by a plan of reorganization or readjustment (i) the payment of which securities is subordinate, at least to the extent provided in this Agreement with respect to Subordinated Debt, to the payment of all Senior Debt under any such plan of reorganization or readjustment and (ii) all other terms of which are acceptable to the Senior Creditors and/or any other holders of Senior Debt.






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                      7.3 Subordinated Debt Voting Rights. At any such meeting
   of creditors or in the event of any such case or proceeding, the Subordinating Creditors shall retain the right to vote and otherwise act with respect to the Subordinated Debt (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension), provided that the Subordinating Creditors shall not vote with respect to any such plan or take any other action in any way so as to contest (i) the validity of any Senior Debt or any collateral therefor or guaranties thereof, (ii) the relative rights and duties of any holders of any Senior Debt established in any instruments or agreements creating or evidencing any of the Senior Debt with respect to any of such collateral or guaranties or (iii) the Subordinating Creditors' obligations and agreements set forth in this Agreement.

                   8. Lien Subordination. Each Subordinating Creditor acknowledges and agrees that the Subordinated Debt is unsecured.

                   9. Further Agreements of The Subordinating Creditors.

                      9.1 Further Assurances. Each Subordinating Creditor hereby agrees, upon request of the Senior Creditors and/or any other holders of Senior Debt at any time and from time to time, to execute such other documents or instruments as may be requested by the Senior Creditors and/or any other holders of Senior Debt further to evidence of public record or otherwise the senior priority of the Senior Debt as contemplated hereby.

                      9.2 Books and Records. Each Subordinating Creditor further agrees to maintain on its books and records such notations as the Senior Creditors may reasonably request to reflect the subordination contemplated hereby and to perfect or preserve the rights of the Senior Creditors and/or any other holders of Senior Debt hereunder. A copy of this Agreement may be filed as a financing statement in any Uniform Commercial Code recording office.

                   10. Freedom of Dealing. Each Subordinating Creditor agrees, with respect to the Senior Debt and any and all collateral therefor or guaranties thereof, that the Borrower, the Senior Creditors and/or any other holders of Senior Debt may agree to increase the amount of the Senior Debt or otherwise modify the terms of any of the Senior Debt, and the Senior Creditors and/or the other holders of any Senior Debt may grant extensions of the time of payment or performance to and make compromises, including releases of collateral or guaranties, and settlements with the Borrower and all other persons, in each case without the consent of the Subordinating Creditors or the Borrower and without affecting the agreements of the Subordinating Creditors or the Borrower contained in this Agreement; provided, however, that nothing contained in this
Section 10 shall constitute a waiver of the right of the Borrower itself to agree or consent to a settlement or compromise of a claim which any Senior Creditor and/or any other holder of Senior Debt may have against the Borrower.

                   11. Modification or Sale of the Subordinated Debt. None of the Subordinating Creditors will, at any time while this Agreement is in effect, modify any of the terms of any of the Subordinated Debt or any of the Subordinated Documents; nor will any Subordinating Creditor sell, transfer, pledge, assign, hypothecate or otherwise dispose of any or all of the





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Subordinated Debt to any person other than a person who agrees in a writing, satisfactory in form and substance to a majority of the Senior Creditors and/or any other holder of Senior Debt to become a party hereto and to succeed to the rights and to be bound by all of the obligations of such Subordinating Creditor hereunder. In the case of any such disposition by any Subordinating Creditor, such Subordinating Creditor will notify the Senior Creditors and/or any other holder of Senior Debt at least 10 days prior to the date of any of such intended disposition.

                   12. Borrower's Obligations Absolute. Nothing contained in this Agreement shall impair, as between the Borrower and the Subordinating Creditors, the obligation of the Borrower to pay to the Subordinating Creditors all amounts payable in respect of the Subordinated Debt as and when the same shall become due and payable in accordance with the terms thereof, or prevent the Subordinating Creditors (except as expressly otherwise provided in Section 4 or Section 7) from exercising all rights, powers and remedies otherwise permitted by Subordinated Documents and by applicable law upon a default in the payment of the Subordinated Debt or under any Subordinated Document, all, however, subject to the rights of the Senior Creditors and/or any other holders of Senior Debt as set forth in this Agreement. The Borrower hereby represents that as of the date hereof the Subordinating Creditors are the only holders of "Junior Subordinated Indebtedness" as such term is defined in the Note Purchase Agreement and the Securities Purchase Agreement.

                   13. Termination of Subordination. This Agreement shall continue in full force and effect, and the obligations and agreements of the Subordinating Creditors and the Borrower hereunder shall continue to be fully operative, until all of the Senior Debt shall have been paid and satisfied in full in cash or cash equivalents and such full payment and satisfaction shall be final and not avoidable. To the extent that the Borrower or any guarantor of or provider of collateral for the Senior Debt makes any payment on the Senior Debt that is subsequently invalidated, declared to be fraudulent or preferential or set aside or is required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or reorganization act, state or federal law, common law or equitable cause (such payment being hereinafter referred to as a "Voided Payment"), then to the extent of such Voided Payment, that portion of the Senior Debt that had been previously satisfied by such Voided Payment shall be revived and continue in full force and effect as if such Voided Payment had never been made. In the event that a Voided Payment is recovered from any Senior Creditor and/or any other holder of Senior Debt, an Event of Default shall be deemed to have existed and to be continuing under the Note Purchase Agreement or the Securities Purchase Agreement, as the case may be, from the date of such Senior Creditor's and/or any other Senior Debt holder's initial receipt of such Voided Payment until the full amount of such Voided Payment is restored to such Senior Creditor and/or other holder of Senior Debt. During any continuance of any such Event of Default, this Agreement shall be in full force and effect with respect to the Subordinated Debt. To the extent that any Subordinating Creditor has received any payments with respect to the Subordinated Debt subsequent to the date of any Senior Creditors' and/or other Senior Debt holders' initial receipt of such Voided Payment and such payments have not been invalidated, declared to be fraudulent or preferential or set aside or are required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, such Subordinating Creditor shall be obligated and hereby agrees that any such payment so made or received shall be deemed to have been received in trust for the benefit of the Senior Creditors and/or other holders of Senior Debt, and such Subordinating Creditor hereby agrees to pay to the







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Senior Subordinated Creditors, upon demand, the full amount so received by such
Subordinating Creditor during such period of time to the extent necessary fully to restore to the Senior Creditors and/or other holder of Senior Debt the amount of such Voided Payment. Upon the payment and satisfaction in full in cash or cash equivalent of all of the Senior Debt, which payment shall be final and not avoidable, this Agreement will automatically terminate without any additional action by any party hereto.

                   14. Notices. All notices and other communications which are required and may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient and effective in all respects if given in writing or telecopied, delivered or mailed by registered or certified mail, postage prepaid, as follows:

                  If to The 1818 Mezzanine Fund, L.P.:
                                        c/o Brown Brothers Harriman & Co.
                                        59 Wall Street
                                        New York, New York 10005
                                        Attention: Joseph P. Donlan

                                        Telecopier No.: (212) 493-8429

                  with a copy to:       Cadwalader, Wickersham & Taft
                                        100 Maiden Lane
                                        New York, New York 10038
                                        Attention: David C.L. Frauman, Esq.

                                        Telecopier No.: (212) 504-6666

                  If to PC Investment Company, Inc.:
                                        3 Parklands Drive, 2nd Floor
                                        Darren, Connecticut 06820
                                        Attention: Evelyn Erb

                                        Telecopier No.: (203) 655-1200

                  with a copy to:       Cadwalader, Wickersham & Taft
                                        100 Maiden Lane
                                        New York, New York 10038
                                        Attention: David C.L. Frauman, Esq.

                                        Telecopier No.: (212) 504-6666




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                  If to Manufacturers Life Insurance Company (U.S.A.):

                                          c/o ManuLife Financial
                                          73 Tremont Street, Suite 1300
                                          Boston, Massachusetts 02108-3915
                                          Attention: Raymond L. Britt, Jr.

                                          Telecopier No.: (617) 854-4403

                  with a copy to:         Manufacturers Life Insurance Company
                                          Corporate Law Department
                                          200 Bloor Street East
                                          Toronto, Ontario M4WlES, Canada
                                          Attention: William Dawson, Esq.

                                          Telecopier No: (416) 926-56576

                  If to SFHY:             The Structured Finance High Yield
                                              Fund, LLC

                                          c/o Prudential Investments-Structured
                                              Finance Group
                                          One Gateway Center, 11th Floor
                                          Newark, New Jersey 07106-5311
                                          Attention:  Steven M. Tompson

                                          Telecopier No. (973) 802-2147

                  with a copy to:         Cadwalader, Wickersham & Taft
                                          100 Maiden Lane
                                          New York, New York 10038
                                          Attention: David C.L. Frauman, Esq.

                                          Telecopier No.: (212) 504-6666

                  If to any Subordinating Creditor, at the address set forth opposite such Person's name on Schedule 1 hereto

                  If to the Borrower:     10302 Deerwood Park Boulevard,
                                              Suite 100
                                          Jacksonville, FL 32256
                                          Attention:  Keith B. Stein

                                          Telecopier No.: (904) 996-2557

                  with copies to:         Weil, Gotshal & Manges LLP
                                          767 Fifth Avenue
                                          New York, NY 10153
                                          Attention: Howard Chatzinoff, Esq.

                                          Telecopier No.: (212) 310-8007





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or such other address or addresses as any party hereto shall have designated by written notice to the other parties hereto. Notices shall be deemed given and effective upon the earlier to occur of (i) the third day following deposit thereof in the U.S. mail or (ii) receipt by the party to whom such notice is directed.

                   15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

                   16. Waiver of Jury Trial. EACH OF THE SUBORDINATING CREDITORS AND THE BORROWER EACH HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, EACH OF THE SUBORDINATING CREDITORS AND THE BORROWER HEREBY WAIVES ANY RIGHT WHICH IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH OF THE SUBORDINATING CREDITORS AND THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY SENIOR CREDITOR AND/OR OTHER HOLDER OF SENIOR DEBT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY SENIOR CREDITOR AND/OR OTHER HOLDER OF SENIOR DEBT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT EACH OF THE SENIOR CREDITORS AND/OR OTHER HOLDERS OF SENIOR DEBT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

                   17. Miscellaneous. This Agreement may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against which enforcement is sought. A majority in interest of the Senior Creditors and/or other holders of Senior Debt may, in their sole and absolute discretion, waive any provisions of this Agreement benefiting such Persons; provided, however, that such waiver shall be effective only if in writing and signed by a majority in interest of the Senior Creditors, and shall be limited to the specific provision or provisions expressly so waived. This Agreement shall be binding upon the successors and assigns of the Subordinating Creditors and the Borrower and shall inure to the benefit of the Senior Creditors and/or other holders of Senior Debt and the Senior Creditors' and/or other holders' of Senior Debt respective successors and assigns, any lender or lenders refunding or refinancing any of the Senior Debt and their respective successors and assigns, but shall not otherwise create any rights or benefits for any third party. In the event that any lender or lenders refund or refinance any of the Senior Debt, the terms "Event of Default," "Note Purchase Agreement," "Securities Purchase Agreement," "Restructuring Agreement," "Amended Notes," "Convertible Notes" and the like shall refer mutatis mutandis to the agreements and instruments in favor of such lender or lenders and to the







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related definitions contained therein. This Agreement supercedes and replaces in its entirety the Prior Subordination Agreement.

                   [SIGNATURES CONTAINED ON SUCCEEDING PAGES]



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                   IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first above written.

SENIOR CREDITORS:                 THE 1818 MEZZANINE FUND, L.P.


                                  By:   Brown Brothers Harriman & Co.,
                                        its General Partner


                                  By:   /s/ JOSEPH P. DONLAN
                                        ----------------------------------------
                                        Name:     Joseph P. Donlan
                                        Partner:




                                  PC INVESTMENT COMPANY




                                  By:   /s/ EVELYN ERB
                                        ----------------------------------------
                                        Name:     Evelyn Erb
                                        Title:    Portfolio Manager




                                  MANUFACTURERS LIFE INSURANCE
                                     COMPANY (U.S.A.)




                                  By:   /s/ RAYMOND L. BRITT
                                        ----------------------------------------
                                        Name:     Raymond L. Britt
                                        Title:    Senior Managing Director




                                  THE STRUCTURED FINANCE HIGH YIELD FUND, LLC




                                  By:   /s/ MICHAEL J. BOZZO
                                        ----------------------------------------
                                        Name:     Michael J. Bozzo
                                        Title:    Vice President

SUBORDINATING CREDITORS:          NOVA FINANCIAL CORPORATION

                                  By:   /s/ EXECUTED BY AUTHORIZED OFFICER
                                        ---------------------------------------
                                        Name: Executed by Authorized Officer
                                        Title:




                                  NOVA CORPORATION


                                  By:   /s/ EXECUTED BY AUTHORIZED OFFICER
                                        ---------------------------------------
                                        Name: Executed by Authorized Officer
                                        Title:

                                        /s/ STEPHEN L. GURBA
                                        ---------------------------------------
                                        Stephen L. Gurba

                                        /s/ EDGAR A. OTTO
                                        ---------------------------------------
                                        Edgar A. Otto

                                        /s/ GARY L. SHAPIRO
                                        ---------------------------------------
                                        Gary L. Shapiro


BORROWER:                         NATIONAL AUTO FINANCE COMPANY, INC.


                                  By:    /s/ KEITH B. STEIN
                                         ---------------------------------------
                                         Keith B. Stein
                                         Chief Executive Officer



                                       13
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                                   SCHEDULE 1

                     SUBORDINATING CREDITORS WITH ADDRESSES

Nova Financial Corporation
1400 Colorado Street, C
Boulder City, Nevada 89005

Nova Corporation
1400 Colorado Street, C
Boulder City, Nevada 89005

Stephen L. Gurba
Bullova Technologies
101 North Queen Street
P.O. Box 4787
Lancaster, PA 17604-4787

Edgar A. Otto
Congress Point Financial Corp.
6400 Congress Avenue, Suite 2800
Boca Raton, FL 33487

Gary L. Shapiro
National Financial Companies LLC
Via Mizner Financial Plaza, Suite 200
700 South Federal Highway
Boca Raton, Florida 33432



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